UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 29, 2010, Security Federal Corporation (the “Company”) entered into a Letter Agreement (including the Exchange Agreement – Standard Terms incorporated by reference therein, the “Exchange Agreement”) with the U.S. Department of the Treasury (the “Treasury”) in connection with the Company’s participation in the Community Development Capital Initiative (the “CDCI”) established by the Treasury pursuant to the Troubled Asset Relief Program (“TARP”).  That same day, pursuant to the Exchange Agreement, all 18,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share (“Series A Preferred Stock”), previously sold to the Treasury on December 19, 2008 pursuant to the TARP Capital Purchase Program,  were exchanged for 18,000 shares of the Company’s newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference amount $1,000 per share (“Series B Preferred Stock”).

In connection with the Company’s participation in the CDCI, on September 29, 2010, the Company also entered into a Letter Agreement (including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, the “Purchase Agreement”) with the Treasury, pursuant to which the Company sold an additional 4,000 shares of Series B Preferred Stock to the Treasury that same day at a price of $4.0 million.  As a result of the Company’s participation in the CDCI and the transactions under the Exchange Agreement and the Purchase Agreement, the Treasury now holds 22,000 shares of the Company’s Series B Preferred Stock, with an aggregate liquidation preference amount of $22.0 million.

The additional capital received by the Company from the Treasury pursuant to the Purchase Agreement was contingent upon the Company’s completion of a separate stock offering of the same amount, as required by the Company’s primary regulator, the Office of Thrift Supervision.  In satisfaction of this requirement, on September 29, 2010, the Company sold 400,000 shares of its common stock, par value $0.01 per share (“Common Stock”), in a private offering to Timothy W. Simmons, President and Chief Executive Officer of the Company, at a price of $10.00 per share, for gross proceeds of $4.0 million.  Together with the gross proceeds of the sale of Series B Preferred Stock to the Treasury pursuant to the Purchase Agreement, the Company raised $8.0 million of capital in the aggregate.

Mr. Simmons is an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The sale of the Common Stock to Mr. Simmons is exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Regulation D thereunder.  The 400,000 shares of Common Stock sold to Mr. Simmons have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

The issuances of the Series B Preferred Stock pursuant to the Exchange Agreement and the Purchase Agreement were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act. Under the terms of the Exchange Agreement and the Purchase Agreement, the Company may under certain circumstances be required to register the Series B Preferred Stock for resale under the Securities Act.  In addition, the Company may be required by the Treasury to seek the listing of the Series B Preferred Stock on a national securities exchange.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 2% per annum through November 14, 2018 and 9% per annum thereafter, except as described below.  The Series A Preferred Stock paid cumulative dividends at a rate of 5% per annum through February 14, 2014 and 9% per annum thereafter.  As a result of the exchange of the Series A Preferred Stock for the Series B

Preferred Stock pursuant to the Exchange Agreement and the issuance of the additional shares of Series B Preferred Stock pursuant to the Purchase Agreement, the Company’s dividend payments to the Treasury will be reduced from $900,000 to $630,000 for the 2011 fiscal year and from $900,000 to $360,000 for the 2012 fiscal year.  This amount does not include the additional $4.0 million of Series B Preferred Stock the Company issued to the Treasury and the interest payment on this additional amount will be approximately $80,000 per year.

As a condition to the Company’s participation in CDCI, each of the Company and Security Federal Bank must satisfy the eligibility criteria to be a Community Development Financial Institution (“CDFI”) under Treasury regulations.  Should either the Company or Security Federal Bank fail to maintain eligibility as a CDFI, the annual dividend rate on the Series B Preferred Stock will increase to 5% if this failure is not corrected within 180 days and will further increase to 9% if the failure remains uncorrected after 270 days.  The Series B Preferred Stock has no maturity date, and ranks senior to the Common Stock with respect to dividends and upon liquidation, dissolution, or winding up.

The Exchange Agreement and the Purchase Agreement and the terms of the Series B Preferred Stock contain limitations on the payment of dividends on the Common Stock and on the Company’s ability to repurchase its Common Stock, and the Company will remain subject to the compensation and corporate governance requirements and limitations included in the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Treasury regulations thereunder.  As a condition to the closing of the CDCI Transaction, each of the Company’s Senior Executive Officers (as defined in the Exchange Agreement and the Purchase Agreement) (the “SEOs”) affirmed previously executed waivers (“Waivers”) and the Most Highly Compensated Employees (as defined in the Exchange Agreement and the Purchase Agreement) (“MHCEs”) executed Waivers which voluntarily waived any claim against the Treasury or the Company for any changes to such SEO’s and MHCE’s compensation or benefits that are required to comply with the compensation limitations of EESA and the Treasury regulations thereunder

The description of the Exchange Agreement and the Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the full text of the Exchange Agreement and the Purchase Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.  The description of the Series B Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designations for the Series B Preferred Stock, which is included in the amendment to the Company’s Articles of Incorporation attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 3.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2010, the Company filed with the Secretary of State of the State of South Carolina, a Certificate of Designations for the purpose of amending its Articles of Incorporation to establish the preferences, limitations and relative rights of the Series B Preferred Stock. The amendment to the Company’s Articles of Incorporation containing the Certificate of Designations for the Series B Preferred Stock was effective September 29, 2010 and is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure

On September 29, 2010, the Company issued a press release announcing the exchange of its $18.0 million of its Series A Preferred Stock held by Treasury for an equivalent amount of the Company’s newly designated Series B Preferred Stock, the private offering of $4.0 million of its Common Stock, and the receipt of an additional $4.0 million from Treasury for the sale of additional shares of the Company’s Series B Preferred Stock under the CDCI.  A copy of this press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K.  The information in this press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed or furnished herewith and this list shall constitute the exhibit index.

3.1.	Amendment to Articles of Incorporation Containing the Certificate of Designations for the Series B Preferred Stock

4.1           Form of Certificate for the Series B Preferred Shares

10.1
Letter Agreement dated September 29, 2010 between Security Federal Corporation and the United States Department of the Treasury, including the Exchange Agreement – Standard Terms, with respect to the exchange of the Series A Fixed Rate Cumulative Perpetual Preferred Stock for the Series B Fixed Rate Cumulative Perpetual Preferred Stock.

10.2
Letter Agreement dated September 29, 2010 between Security Federal Corporation and the United States Department of the Treasury, including the Securities Purchase  Agreement – Standard Terms, with respect to the purchase of the Series B Fixed Rate Cumulative Perpetual Preferred Stock.

99.1	Press Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: September 30, 2010	By:	/s/Timothy W. Simmons
Timothy W. Simmons
President and Chief Executive Officer

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